EXHIBIT 10.5F

FIFTH AMENDMENT AND WAIVER

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment and Waiver to Loan and Security Agreement is entered into as of March 31, 2010 (the “Amendment”) by and between SQUARE 1 BANK (“Bank”) and THE ACTIVE NETWORK, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 30, 2008, as may be amended from time to time, including without limitation by that certain Waiver to Loan and Security Agreement dated as of June 22, 2009, by that certain Consent dated August 31, 2009, by that certain Consent and First Amendment to Loan and Security Agreement dated September 29, 2009, that certain Second Amendment to Loan and Security Agreement dated as of October 29, 2009, that certain Third Amendment to Loan and Security Agreement dated as of November 30, 2009, and that certain Fourth Amendment to Loan and Security Agreement dated as of January 26, 2010 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Waiver. Borrower acknowledges that there is an existing and uncured Event of Default as a result of Borrower’s failure to comply with Section 6.7(a) (Adjusted Quick Ratio) of the Agreement for the period ending January 31, 2010 (the “Existing Default”). Subject to the conditions contained herein and performance by Borrower of all of the terms of this Amendment and the Agreement after the date hereof, Bank waives the Existing Default. Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents. This waiver is specific as to content and time and shall not constitute a waiver of any other current or future default or breach of any other terms in the Agreement or any other documents signed by Borrower in favor of Bank. The Bank may still exercise its rights or any other or further rights against Borrower because of any other breach not waived above.

2. Section 6.7(a) of the Agreement is hereby amended to read as follows:

(a) Adjusted Quick Ratio. To be tested on a monthly basis, for the periods ending February 28, 2010 and March 31, 2010, an Adjusted Quick Ratio of at least 1.00 to 1.00 and beginning with the period ending April 30, 2010 an Adjusted Quick Ratio of at least 1.25 to 1.00; provided, however, if the Borrower has provided the Bank copies of a signed term sheet approved by the Borrower’s board of directors for an amount of at least $15,000,000 from the sale or issuance of Borrower’s equity or Subordinated Debt securities, Borrower shall be permitted to have an Adjusted Quick Ratio of 0.75 to 1.00 for the periods ending February 28, 2010 and March 31, 2010.

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement, in each case, as amended hereby.

4. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, other than (i) to the extent such representations and warranties expressly relate to an earlier date, which representations and warranties are true and correct as of such date; and (ii) for those changes to the representations and warranties resulting from events, occurrences or circumstances pertaining to the Borrower’s business and permitted under the Agreement and other Loan Documents.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a waiver and amendment fee of $5,000 and an amount equal to all reasonable Bank Expenses incurred through the date of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE ACTIVE NETWORK, INC.

By:	/s/ Mike Skelly
Title:	VP Finance

SQUARE 1 BANK

By:	/s/ Peter Drees
Title:	/s/ Senior Vice President

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